Exhibit 24

POWER OF ATTORNEY

Each of the Directors of Ballantyne Strong, Inc. (the “Company”), whose signatures appear below, hereby appoints D. Kyle Cerminara and Nathan D. Legband, or either of them, as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacity indicated.

/s/ Samuel C. Freitag
Samuel C. Freitag, Director
Date: March 7, 2016

/s/ James C. Shay
James C. Shay, Director
Date: March 7, 2016

/s/ Charles T. Lanktree
Charles T. Lanktree, Director
Date: March 7, 2016

/s/ Marc E. LeBaron
Marc E. LeBaron, Director
Date: March 7, 2016

/s/ William J. Gerber
William J. Gerber, Director
Date: March 7, 2016

/s/ Robert J. Marino
Robert J. Marino, Director
Date: March 7, 2016

/s/ Robert J. Roschman
Robert J. Roschman, Director
Date: March 7, 2016

/s/ Ndamukong Suh
Ndamukong Suh, Director
Date: March 7, 2016